EXHIBIT 10.6

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ADVENTURE ENERGY-REBELL OIL
TURNKEY DRILLING CONTRACT

THIS AGREEMENT made and entered into this the 10th day of March, 2009, by and between Adventure Energy, Inc. a Florida Corporation, of 33 6th Street South, Suite 600, St. Petersburg, FL 33701, hereafter referred to as “OPERATOR” and Rebell Oil of Kentucky, a Kentucky Limited Liability Company, of 396 J. Bell Rd, Edmonton, KY 42129, hereinafter referred to as “CONTRACTOR”.

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained and the specifications and special provisions set forth in Exhibit “A” attached hereto and made a part hereof (the “Contract”), Operator engages Contractor as an independent contractor to drill the hereinafter designated wells in search of oil or gas on a Turnkey basis.

For the purposes hereof the term “Turnkey” or Turnkey Basis” means Contractor shall furnish the equipment, labor and perform services as herein provided to drill wells, as specified by Operator, to the Turnkey Depth.  Subject to terms and conditions hereof, payment to Contractor at a stipulated price is provided for herein.  While drilling on a Turnkey Basis Contractor shall direct, supervise and control drilling operations and assumes certain liabilities to the extent specifically provided for herein.

1.	LOCATION OF WELL #1
	Well name and Number:	J.L. Blaydes Well#1

	Parish/County:	Metcalfe	State:	Kentucky	Field Name:

	Well location and land description:	East Fork USGS Quadrangle 160 acres

LOCATION OF WELL #2
Well name and Number:	J.L. Blaydes Well#2

Parish/County:	Metcalfe	State:	Kentucky	Field Name:

Well location and land description:	East Fork USGS Quadrangle 160 acres

LOCATION OF WELL #3
Well name and Number:	J.L. Blaydes Well#3

Parish/County:	Metcalfe	State:	Kentucky	Field Name:

Well location and land description:	East Fork USGS Quadrangle 160 acres

LOCATION OF WELL #4
Well name and Number:	J.L. Blaydes Well#4

Parish/County:	Metcalfe	State:	Kentucky	Field Name:

Well location and land description:	East Fork USGS Quadrangle 160 acres

LOCATION OF WELL #5
Well name and Number:	J.L. Blaydes Well#5

Parish/County:	Metcalfe	State:	Kentucky	Field Name:

Well location and land description:	East Fork USGS Quadrangle 160 acres

The above is for well and Contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator’s lease.

2.	COMMENCEMENT DATE:
Contractor agrees to use reasonable efforts to commence operations for the drilling of the well by 25th day March 2009, or earlier at the request of the Operator.

3.	DEPTH
Subject to provisions hereof, the wells shall be drilled to the depth specified below:

Turnkey Depth:  The well shall be drilled up to 2000 feet or ____________ of the _________________ formation, or the depth at which the _____________ inch casing or liner set, whichever is the lesser depth, which will herein be referred to as the Turnkey Depth.

4.	TURNKEY AMOUNT, REIMBURSABLE COSTS TO CONTRACTOR:
Contractor shall be paid as follows for the work performed hereunder.

Turnkey amount: For work performed on Turnkey Basis as herein provided the amount will be $[***]for a well from 1001’ up to 2000’ and $[***]for a well up to 1000’.

Reimbursable Costs: Operator shall reimburse Contractor for the costs of material, equipment, work or services which are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator’s request, plus ___________________ percent for such cost of handling.  When, at Operator's request and with Contractor's agreement, the Contractor furnishes or subcontracts for certain items or services which Operator is required herein to provide, for purposes of the indemnity and release provisions of this Contract said items or services shall be deemed to be Operator furnished items or services. Any subcontractors so hired shall be deemed to be Operator's contractor, and Operator shall not be relieved of any of its liabilities in connection therewith.

5.	TIME OF PAYMENT:
Payment is due by Operator to Contractor as follows:

Turnkey Basis: Payment becomes due for all Turnkey services specified in this Contract per stated schedule as follows:

Upon completed and signed Turnkey Contract, deposit of $10,000 is required.

Invoices for remainder of contract are due upon presentation to Operator and Operator’s acceptance of work performed at the completion of each well.

6.	TURNKEY COMMITMENTS AND LIABILITY:

6.1
Upon completion by Contractor of all operations to be performed by it under the Turnkey Basis, Contractor shall notify Operator of such completion by noting the date and hour of such completion upon the daily drilling report form required by Subparagraph 7.1 hereof. No later than twenty-four (24) hours after Operator's receipt of such notification, Operator shall advise Contractor in writing of any objections it may have with respect to Contractor's performance hereunder Operator's failure to so object to Contractor's performance within the specified period shall be conclusive proof of Operator's acceptance of the well and Contractor's performance hereunder.

6.2
In connection with the work to be performed hereunder, Contractor shall carry Workman’s Compensation Insurance to fully comply with the laws of said state in which such work is to be performed and shall comply with all applicable environmental laws. Contractor shall contain all fuel or oil spills associated with the drilling of this well or wells. Location shall be kept clean and Contractor shall require hard hats and steel-toe boots of its employees. Contractor shall not allow smoking or use of flammable equipment within 150 feet of well during drilling, cementing, or logging operations. Contractor shall not allow any unauthorized personnel nor knowingly allow anyone to use illegal drugs or alcohol on the premises.

6.3
Contractor agrees to pay all valid claims for labor, material, services, and supplies to be furnished to Contractor hereunder, and agrees to allow no lien by such third parties to be fixed upon the lease, the well, or other property of Operator or the land upon which said well(s) is located.

6.4
Upon acceptance of the work by Operator pursuant to Subparagraph 6.1 hereinabove, all risk of loss with respect to the well(s) drilled hereunder and goods and services provided by Contractor shall pass to Operator.  Contractor shall have no liability for any defects in such completed operations. Notwithstanding anything else contained herein to the contrary, Operator accepts all material, supplies, equipment and services furnished or performed by Contractor as is and where is.  CONTRACTOR MAKES NO WARRANTY, EXPRESSED OR IMPLIED, AS TO THE MERCHANTABILITY, OR FITNESS OF ANY MATERIALS, SUPPLIES OR EQUIPMENT FOR ANY PURPOSE. NO WARRANTY OF GOOD AND WORKMANLIKE PERFORMANCE IS GIVEN BY THE CONTRACTOR BY VIRTUE OF THIS CONTRACT FOR ANY PERFORMANCE ACCEPTED BY OPERATOR

7.	REPORTS TO BE FURNISHED BY CONTRACTOR:

7.1
Contractor shall keep and furnish to Operator an accurate report of the work performed and formations drilled on the IADC-API Daily Drilling Report or other form acceptable to Operator.  A legible copy of said form shall be furnished by Contractor to Operator via e-mail at wa@adventureenergy.com or via fax at 815-846-0755.

7.2
Delivery tickets, if requested by Operator, covering any material or supplies furnished by Operator shall be turned in each day with the daily drilling report.  The quantity and description of materials and supplies so furnished shall be checked by Contactor.

8.	INGRESS AND EGRESS TO LOCATI0N:
Operator hereby assigns to Contractor Operator’s rights of ingress and egress with respect to the tract of land where the well(s) is (are) to be located for the performance by Contractor of all work contemplated by this Contract.  Should Contractor be denied free access to the location(s) for any reason not reasonably within Contractor’s control, any time lost by Contractor as a result of such denial shall be paid for at the applicable rate in keeping with the stage of operations at that time.  In the event there are any restrictions, conditions, or limitations in Operator's lease, which would affect the free right of ingress and egress to be exercised by Contractor, its employees or subcontractors hereunder, Operator agrees to timely advise Contractor in writing with respect to such restrictions, conditions, or limitations, and Contractor agrees to observe same.

9.	INDEPENDENT CONTRACTOR RELATIONSHIP AND OPERATOR'S REPRESENTATIVE:

9.1
In the performance of the work herein contemplated.  Contractor is an Independent Contractor, with the authority to control and direct the performance of the details of the work, Operator being only interested in the final results obtained.  The work shall meet the approval of Operator and be subject to the right of inspection and supervision herein provided.  Operator shall not unreasonably withhold approval of all such work, when performed by Contractor in accordance with the generally accepted practices and methods customary in the industry.

9.2
Operator shall be privileged to designate a representative or representatives who shall at all time have access to the premises for the purpose of observing tests or inspecting the work of Contractor.   Such representative or representatives shall be empowered to act for Operator in all matters relating to the work herein undertaken and Contractor shall be entitled to rely on the orders and directions issued by such representative or representatives as being those of Operator.

10.	NO WAIVER EXCEPT IN WRITING:

It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing.

11.	INFORMATION CONFIDENTIAL:

Upon written request by Operator, information obtained by Contractor in the conduct of drilling operations on this well, including, but not limited to, depth, formations penetrated, the results of coring, testing, and surveying, shall be considered confidential and shall not be divulged by either party or its employees, to any other person, firm or corporation.

12.	ENTIRE AGREEMENT:

This Contract constitutes the full understanding of the parties, and a complete and exclusive statement of the terms of their agreement, and shall exclusively control and govern all work performed hereunder.   All representations, offers, and undertakings of the parties made prior to the effective date hereof, whether oral or in writing, are merged herein, and no other contracts, agreements or work orders, executed prior to the execution of this Contract, shall in anyway modify, amend, alter or change any of the terms or conditions set out herein.

OPERATOR:	Adventure Energy, Inc.

By:	/s/ Wayne Anderson

Title:	President

Date:	March 16, 2009

OPERATOR:	Rebell Oil of KY LLC.

By:	/s/ Ricky Bell

Title:	President – Owner

Date:	March 10, 2009

*** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.